UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (date of earliest event reported):  December 20, 2013

WPCS INTERNATIONAL INCORPORATED

(Exact name of registrant as specified in its charter)

Delaware	001-34643	98-0204758
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One East Uwchlan Avenue, Suite 301, Exton, PA 19341

(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code: (610) 903-0400

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.01 Changes in Registrant’s Certifying Accountant.

On December 20, 2013, WPCS International Incorporated (the “Company”) received a notice of resignation from CohnReznick LLP, the Company’s independent registered public accounting firm (the “Former Accountant”). The Former Accountant’s reports on the Company’s financial statements for the past two years do not contain an adverse opinion or a disclaimer of opinion, and are not qualified or modified as to uncertainty, audit scope, or accounting principles, except as that the reports of the Former Accountant for the past two fiscal years ended April 30, 2013 and 2012 indicated conditions which raised substantial doubt about the Company’s ability to continue as a going concern.

The resignation of the Former Accountant was not recommended or approved by the audit committee or board of directors of the Company.

During the Company’s two most recent fiscal years and all subsequent interim periods preceding the Former Accountant’s resignation, there were no disagreements with the Former Accountant on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure which, if not resolved to the satisfaction of the Former Accountant, would have caused it to make a reference to the subject matter of the disagreement(s) in connection with its reports.

In connection with the audits of the two most recent fiscal years ended and through the subsequent interim periods preceding the Former Accountant’s resignation, there have been no “reportable events” as defined in paragraph (a)(1)(v) of Item 304 of Regulation S-K.

The Company has not engaged a replacement independent public accounting firm as of the date of this report.

We have provided the Former Accountant with a copy of the disclosures in this Item 4.01 and the Former Accountant has furnished us with a letter addressed to the Securities and Exchange Commission (“SEC”) stating that it agrees with the statements that we have made in this Item 4.01. A copy of the letter dated December 27, 2013, is attached to this current report on Form 8-K as Exhibit 16.1.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

16.1 Letter from CohnReznick LLP to the SEC, dated as of December 27, 2013.

SIGNATURE

Pursuant to the requirement of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

WPCS INTERNATIONAL INCORPORATED

Date: December 27, 2013	By: /s/ JOSEPH HEATER
Joseph Heater
Chief Financial Officer